Registration No. 333-200867

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOME LOAN SERVICING SOLUTIONS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0683664
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman KY1-9005

Cayman Islands

Telephone: (345) 945-3727

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Home Loan Servicing Solutions, Ltd. 2013 Equity Incentive Plan

(Full title of the plan)

C T Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

James E. Lauter

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman KY1-9005

Cayman Islands

Telephone: (345) 945-3727

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION

The total number of shares of ordinary shares, par value $0.01 per share, of Home Loan Servicing Solutions, Ltd. registered pursuant to Registration Statement on Form S-8 (No. 333-200867) for issuance under the Home Loan Servicing Solutions, Ltd. 2013 Equity Incentive Plan is 2,000,000 shares. The Registration Statement is hereby amended to remove from registration all shares that have not yet been issued.

SIGNATURES

Pursuant to the requirements of the Securities Act and Rule 478 thereunder, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands, on April 6, 2015.

HOME LOAN SERVICING SOLUTIONS, LTD.

By:	/s/ James E. Lauter
James E. Lauter

Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)